Exhibit 3.1

*BARBARA K. CEGAVSKE*
*Secretary of State*

*KIMBERLEY PERONDI*
*Deputy Secretary for Commercial Recordings*

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

# Business Entity - Filing Acknowledgement

11/18/2022

| | |
|---|---|
| **Work Order Item Number:** | W2022111800973-2522036 |
| **Filing Number:** | 20222766855 |
| **Filing Type:** | Amended and Restated Articles |
| **Filing Date/Time:** | 11/18/2022 8:00:00 AM |
| **Filing Page(s):** | 12 |

**Indexed Entity Information:**

**Entity ID:** E0420662018-0 **Entity Name:** ADAMAS ONE CORP.

**Entity Status:** Active **Expiration Date:** None

Commercial Registered Agent
REGISTERED AGENT INC.
769 BASQUE WAY SUITE 300, Carson City, NV 89706, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

**Commercial Recording Division**
202 N. Carson Street

| Filed in the Office of | Business Number E0420662018-0 |
|---|---|
| *Barbara K. Cegavske* | Filing Number 20222766855 |
| Secretary of State State Of Nevada | Filed On 11/18/2022 8:00:00 AM |
| | Number of Pages 12 |

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**1. Entity information:** Name of entity as on file with the Nevada Secretary of State:

Adamas One Corp.

Entity or Nevada Business Identification Number (NVID): NV20181642263

**2. Restated or Amended and Restated Articles:** (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

X Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

X Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

x Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| **4. Effective Date and Time:** (Optional) | Date: Time: (must not be later than 90 days after the certificate is filed) |
| **5. Information Being Changed:** (Domestic corporations only) | Changes to takes the following effect:<br>☐ The entity name has been amended.<br>☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>☐ The purpose of the entity has been amended.<br>☒ The authorized shares have been amended.<br>☐ The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>☒ Articles have been added.<br>☐ Articles have been deleted.<br>☐ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>Articles II,III, and IV have been amended. Articles VI,VII,VIII,IX,X, and XI have been added. The Articles of Incorporation have been amended and restated in their entirety.<br>(attach additional page(s) if necessary) |
| **6. Signature:** (Required) | X [signature] — President and Chief Executive Officer<br>Signature of Officer or Authorized Signer — Title<br>X [signature] — Chief Financial Officer<br>Signature of Officer or Authorized Signer — Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ADAMAS ONE CORP.,
a Nevada corporation

ARTICLE I

NAME

The name of the corporation is Adamas One Corp., a Nevada corporation (the “Corporation”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Nevada is 769 Basque Way, Suite 300, Carson City, Nevada, 89706. The name of the Corporation’s registered agent at that address is Registered Agent Inc. Either the registered office or the registered agent may be changed in the manner permitted by law.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes, or any applicable successor act thereto, as the same may be amended from time to time (“NRS”).

ARTICLE IV
CAPITAL STOCK

Section 1.           Capital Stock

(a)       Number of Authorized Shares. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(b)       Increase or Decrease in Authorized Capital Stock. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon, unless a separate vote of any such holders is required pursuant to the terms of any certificate of designations for a series of Preferred Stock, irrespective of the provisions of Sections 78.2055 and 78.207 of the NRS or any successor provision thereof.

(c)       No Cumulative Voting. Holders of a class or series of capital stock of the Corporation shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not, unless specifically provided in a certificate of designation for such class or series, be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

(d)       Facts or Events Ascertainable Outside of Articles of Incorporation. Any of the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of stock of the Corporation may be made dependent upon any fact or event which may be ascertained outside the Amended and Restated Articles of Incorporation (as amended from time to time, including the terms of any duly filed certificate of designation relating thereto, the “Amended and Restated Articles”) if the manner in which a fact or event may operate upon the voting powers, designations, preferences, limitations, restrictions and relative rights is stated in the Amended and Restated Articles of Incorporation, all to the fullest extent permitted by the NRS.

(e)       Certain Distributions. Notwithstanding anything to the contrary in these Amended and Restated Articles or in the bylaws of the Corporation (the “Bylaws”), the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by Section 78.288(2)(b) of the NRS.

Section 2.          Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a)       Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b)       Voting. Except as otherwise provided by these Amended and Restated Articles or as provided by law, or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is not prohibited at such time under these Amended and Restated Articles) of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by applicable law, each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder. Notwithstanding any other provision of these Amended and Restated Articles to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to these Amended and Restated Articles (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Amended and Restated Articles (including any Preferred Stock Designation) or Chapter 78 of the NRS.

(c)       Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock, the holders of shares of Common Stock shall be entitled, on a per share basis, to receive such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation when, as and if declared thereon by the Board from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor.

(d)       Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of shares of Common Stock shall be entitled, pro rata on a per share basis, to all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock, subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

(e)       No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Section 3.           Preferred Stock. The Board is hereby authorized to provide, by resolution or resolutions adopted by the Board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, and by filing a certificate of designation pursuant to the applicable law of the State of Nevada (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares of each such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each such class or series, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series, all to the fullest extent permitted by Chapter 78 of the NRS, or any successor law(s) of the State of Nevada. Without limiting the generality of the foregoing, the Board is authorized to provide that shares of a class or series of Preferred Stock:

(a)       are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the Preferred Stock Designation establishing such class or series or as are determined in a manner specified in such Preferred Stock Designation;

(b)       are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

(c)       are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the Preferred Stock Designation establishing such class or series or as is determined in a manner specified in such Preferred Stock Designation;

(d)       are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolutions of the Board establishing such class or series or as are determined in a manner specified in the Preferred Stock Designation;

(e)       are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the resolutions of the Board establishing such class or series;

(f)        are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the resolutions of the Board establishing such class or series or as are determined in a manner specified in the Preferred Stock Designation;

(g)       are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the resolutions of the Board establishing such class or series or as are determined in a manner specified in the Preferred Stock Designation;

(h)       are entitled to such voting rights, if any, as are specified in the resolutions of the Board establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by the Preferred Stock Designation) at all times or upon the occurrence of specified events;

(i)        are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series;

(j)        are superior or rank equally or are junior to any other series of Preferred Stock to the extent permitted by law; and

(k)       are otherwise authorized to the fullest extent permissible under the NRS.

Section 4.         Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issuance or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase all or any part of any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

Section 5.        Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 1.         General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

Section 2.          Number of Directors. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board in the manner provided in the Bylaws. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.         Election. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, the directors shall be elected at the first meeting of stockholders and at each succeeding annual meeting of stockholders; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

Section 4.         Vacancies. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, or by a sole remaining director and shall not be filled by the stockholders. Any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified.

Section 5.         Removal. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, any director or the entire Board may be removed from office at any time by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting duly noticed and called in accordance with these Amended and Restated Articles or the Bylaws.

Section 6.          Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 7.          Election of Directors. The election of directors of the Corporation need not be by written ballot except to the extent provided in the Bylaws.

ARTICLE VI

LIABILITY AND INDEMNIFICATION

To the fullest extent permitted by Section 78.138 of the NRS or any successor provision of Nevada law, no director or officer shall be personally liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal. The Corporation is authorized to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Sections 78.7502 and 78.751 of the NRS, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses.

ARTICLE VII

MATTERS RELATING TO STOCKHOLDERS

Section 1.          Action by Written Consent. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the NRS or of these Amended and Restated Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 2.          Special Meetings of Stockholders. Subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the Board, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE VIII
AMENDMENTS

Section 1.           Amendment to Articles. The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles, in the manner, and subject to approval by stockholders as, now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Section 2.           Amendment to Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws. Notwithstanding the foregoing, in addition to any affirmative vote of the holders of any class or series of Preferred Stock required pursuant to a Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote thereon.

Section 3.           Severability. If any provision or provisions of these Amended and Restated Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Amended and Restated Articles (including, without limitation, each portion of any paragraph of these Amended and Restated Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Amended and Restated Articles (including, without limitation, each such portion of any paragraph of these Amended and Restated Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE IX
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”), (a) brought in the name or right of the Corporation or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Amended and Restated Articles or the Bylaws of the Corporation; (d) to interpret, apply, enforce or determine the validity of the Amended and Restated Articles or the Bylaws of the Corporation; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the exclusive forum for such Action. Any person or entity that acquires any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to all of the provisions of this Article IX.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act of 1934, as amended, or the rules and regulations thereunder (the “Exchange Act”) establishes exclusive jurisdiction with the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act.

ARTICLE X

ACQUISITION OF CONTROLLING INTEREST

The Corporation expressly elects to be governed by the provisions of Sections 78.378 through 78.3793, inclusive, of the NRS.

ARTICLE XI

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation expressly elects to be governed by the provisions of Sections 78.411 through 78.444, inclusive, of the NRS.

CERTIFICATION

The undersigned, as the duly elected Secretary of Adamas One Corp., a Nevada corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation adopted the foregoing Amended and Restated Articles of Incorporation as of November 8, 2022.

/s/ John G. Grdina
John G. Grdina, Secretary

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity information:** | Name of represented entity: Adamas One Corp.<br>Entity or Nevada Business Identification Number (NVID): (for entities currently on file) NV20181642263 |
| **2. Registered Agent Acceptance:** | × Registered Agent Acceptance |
| **3. Information Being Changed:** | Statement of Change takes the following effect: (select only one)<br>× Appoints New Agent (complete section 5)<br>Update Represented Entity Acting as Registered Agent (complete sections 5)<br>Update Registered Agent Name (complete sections 4 & 5)<br>Update Registered Agent Address (complete sections 4 & 5) |
| **4. Registered Agent Information Before the Change:** (Non-commercial registered agents **ONLY**) | Name of Registered Agent **OR** Title of Office or Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **5. Newly Appointed Registered Agent or Registered Agent Information After the Change:** | ☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below)<br>Registered Agent Inc.<br>Name of Registered Agent **OR** Title of Office or Position within Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **6. Electronic Notification:** (Optional) | Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only: |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** (Required) | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature]<br>**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date 11/17/22 |
| **8. Signature of Represented Entity:** (Required) | X [signature]<br>**Authorized Signature On Behalf of the Entity** — Date |

**FEE: $60.00**

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019